UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 5, 2022

POWER REIT

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

001-36312

(Commission File Number)

45-3116572

(IRS Employer Identification No.)

301 Winding Road

Old Bethpage, NY 11804

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (212) 750-0371

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Shares	PW	NYSE (American)

7.75% Series A Cumulative Redeemable Perpetual Preferred Stock, Liquidation Preference $25 per Share	PW.A	NYSE (American)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events –

Update Regarding Marengo Township, Michigan Greenhouse Cultivation Facility

As previously disclosed, on September 8, 2021, Power REIT, through a wholly owned subsidiary (collectively “PW Marengo”), acquired a 522,530 square foot greenhouse cultivation facility in Marengo Township, Michigan for $18.5 million. Power REIT believes that once operational, this would be the largest cannabis cultivation facility in Michigan and one of the largest greenhouse cannabis cultivation facilities in the United States.

Prior to the acquisition, Power REIT received assurances from Marengo Township that the facility was approved for cannabis cultivation including providing a zoning map showing the property zoned Agricultural with a Marijuana Overlay. After closing, Marengo Township required several additional approval processes which were all completed and Marengo Township issued cannabis licenses for the property. Unfortunately, these processes caused unexpected delays in proceeding to secure licensing from the Michigan Cannabis Regulatory Agency (“CRA”). One requirement of the CRA process is a Certificate of Occupancy (“CO”) for the facility where such documentation is required by the municipality, or “alternative documentation” also known as a “CO equivalent,” when a CO is not applicable.

The Marengo Township Ordinance establishes that properties that are zoned Agricultural and have structures that are used for agricultural purposes are exempt from requiring building permits and as a result, a Certificate of Occupancy. The Michigan Building Code also provides a separate classification for agricultural properties as exempt from requiring a Certificate of Occupancy. This greenhouse property was built in 2015 and operated until 2019 and never applied for a building permit and never sought or obtained a CO. Based on this, PW Marengo sought an affirmation from Marengo Township that the greenhouse property is exempt from requiring a CO in the form of a two-sentence letter that that CRA had pre-approved. Unfortunately, Marengo Township resisted providing the requested letter.

In an effort to secure a path forward, PW Marengo provided Marengo Township with a letter from a licensed engineer in the state of Michigan supporting the position that the greenhouse is exempt from requiring a Certificate of Occupancy. In addition, the engineer explained an alternative dispute resolution process whereby securing an opinion from a Building Official from an adjacent township can be used. PW Marengo ultimately submitted opinions from three Building Officials representing a total of 12 adjacent townships stating that the greenhouse property was exempt from requiring a Certificate of Occupancy. After agreeing that this dispute resolution mechanism was common, Marengo Township continued to refuse to provide the documentation required by CRA.

Based on the inability to make progress securing what was needed for CRA from Marengo Township, as previously disclosed, on April 1, 2022, PW Marengo commenced a litigation against Marengo Township in the United States District Court for the Western District of Michigan - Case No. 1:22-cv-00321 (the “Federal Action”). The Complaint is an action for equitable, declaratory and injunctive relief arising out of Township’s false promises, constitutional violations by the Township’s deprivation of Plaintiffs’ civil rights through its refusal and failure to comply with its own ordinances and state law as well as a common dispute resolution mechanism.

In an effort to pursue an additional path forward, on June 10, 2022, PW Marengo filed an application to the Marengo Township Zoning Board of Appeals (“ZBA”) to secure an affirmation that, because the greenhouse property is zoned Agricultural, it is exempt from requirements of seeking building permits and a Certificate of Occupancy. We believe, this would provide the necessary documentation to the CRA so that the licensing could proceed. To date, the Township has refused to schedule such a meeting and on June 24, 2022, two representatives of the Township separately indicated that they were rejecting the application to the ZBA because the property is zoned Agricultural and therefore there is nothing to appeal. Unfortunately, when pressed, the representatives were unwilling to put this in writing which we believe would have been sufficient to resolve the requirements of the CRA.

On June 30, 2022, PW Marengo, filed a Verified Complaint in Calhoun County Michigan, (the “Calhoun Complaint”) with a Case Number of 22-1760-AW. The Complaint is an action to compel the Township to allow PW Marengo to appear before the ZBA.

The foregoing descriptions of the litigation does not purport to be complete and are qualified in its entirety by reference to the Complaint along with its exhibits, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Current Report on Form 8-K by reference.

Lease Amendment

Due to the licensing delays and the inability of the tenant to generate revenue as anticipated, PW Marengo has agreed to enter into an amendment of its lease with its tenant to push out the start date of cash rent to January 1, 2023, a copy of which is attached hereto as Exhibit 10.1. The lease amendment was constructed to maintain the same overall economics of the lease to PW Marengo other than a change in the timing of the initial cash flow. The lease amendment will have no impact on near-term revenue recognition from this lease since, effective Q4 2021, income from this lease is being treated on a cash basis.

The information in this item 8.01, and Exhibits 99.1 – 99.2 to this Current Report on Form 8-K, shall not be deemed “filed” for the purposes of or otherwise subject to the liabilities under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by the specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description of Exhibit
10.1	PW MI CanRe Marengo LLC Lease Amendment
99.1	PW Marengo Application to Marengo Township Zoning Board of Appeals
99.2	Complaint – PW MI CanRe Marengo LLC v. Marengo Township and Christine Hamilton (State)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER REIT

Date: July 5, 2022	By	/s/ David H. Lesser
David H. Lesser Chairman of the Board, Chief Executive Officer & Chief Financial Officer